Exhibit 99.1

Unique Fabricating, Inc. Reports First Quarter 2016 Revenues of $40.0 Million; Adjusted Diluted Earnings Per Share of $0.21 and Adjusted EBITDA of $4.4 Million

Auburn Hills, MI - May 12, 2016 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced its financial results for the first quarter ended April 3, 2016.
First Quarter Highlights and Recent Developments(1)

•	Revenue of $40.0 million in the first quarter 2016 versus $32.4 million in the first quarter 2015, an increase of 23.3%, quarter-over-quarter

•
Adjusted EBITDA of $4.4 million, including $1.2 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards, versus $3.5 million in the year ago period, including $0.9 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards(2)

•	Adjusted diluted earnings per share of $0.21 versus $0.17 in the year ago period(2)

•	Declared a quarterly cash dividend of $0.15 per share payable on June 7, 2016 for stockholders of record as of May 31, 2016

•
Subsequent to quarter-end closed accretive and synergistic acquisition of Intasco Corporation and Intasco USA Inc. (together "Intasco”), to broaden solutions offering, production capabilities and expand reach into new markets

(1) In the first quarter of 2016, Unique's results were for a thirteen week quarter ended April 3, 2016, compared to a twelve week quarter ended March 29, 2015. As a result, the two periods may not be directly comparable.
(2) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“This was a strong start to 2016 for Unique, and we continue to be encouraged by favorable industry trends in both the automotive and industrial markets,” said John Weinhardt, Chief Executive Officer. “The acquisition of Intasco, which closed on April 29, 2016, significantly broadens our solution offerings, production capabilities and expands our reach into new markets. The specialized processes and customized nature of Intasco’s offerings provide an attractive, high-margin growth opportunity to augment our financial performance and further capitalize on the operating leverage inherent in our business model, which we believe, will enable meaningful profitability expansion and increased free cash flow."

Weinhardt added, "The favorable industry tailwinds for greater fuel efficiency and the need for quieter vehicles continue to drive demand for our multi-material foam, rubber and plastic components. We remain focused on the innovation of new products that support the organic growth of our business with both existing and new customers, while opportunistically evaluating strategic acquisitions, like Intasco, that augment our product portfolio and accelerate long-term growth."

First Quarter Financial Summary
In the first quarter of 2016, Unique's results were for a thirteen week quarter ended period April 3, 2016 compared to a twelve week quarter period ended March 29, 2015. As a result, the two periods may not be directly comparable.
Total revenue for the quarter ended April 3, 2016 increased to $40.0 million, up 23.3%, or $7.6 million from $32.4 million during the same period last year. The increase was driven by the acquisition of Great Lakes Foam Technologies, Inc. which closed on August 31, 2015, as well as from the introduction of new products and increased market penetration.
Gross profit for the quarter period ended April 3, 2016 was $9.6 million, or 24.0% of total revenue, compared to $7.9 million, or 24.4% of total revenues, for the corresponding period last year. The slight decrease in gross margin was primarily due to a change in product mix and reduced labor productivity.

Adjusted EBITDA for the quarter ended April 3, 2016 was $4.4 million compared to $3.5 million in the first quarter of 2015. The increase is primarily a result of earnings generated from higher sales in this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended April 3, 2016 was $0.21 compared to $0.17 in the first quarter of 2015. The increase is primarily a result of earnings generated from higher sales in this year, partially offset by an increase in shares outstanding as a result of the company’s initial public offering in July 2015. The diluted weighted average shares outstanding increased from approximately 7.0 million in the first quarter last year to approximately 9.8 million this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Net income for the quarter ended April 3, 2016 was $1.8 million, or $0.19 per basic and diluted share, compared to $1.2 million, or $0.18 per basic and $0.17 per diluted share, in the first quarter of 2015.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.
Balance Sheet Summary
As of April 3, 2016, the Company had approximately $1,450,000 in cash and cash equivalents, as compared to January 3, 2016, when the Company had $727,000.

Total debt outstanding as of April 3, 2016 was $33.5 million compared to $31.0 million as of January 3, 2016.

As of January 3, 2016, the Company had $7.0 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $25.0 million revolving credit facility.

As previously announced, on April 29, 2016 Unique Fabricating, NA, Inc. and Unique-Intasco Canada, and Citizens Bank, National Association, acting as a syndication agent with other lenders, entered into a new senior secured credit facility providing for borrowings of up to the aggregate principal amount of $62.0 million, consisting of a revolving line of credit up to $30.0 million to Unique Fabricating, NA, Inc., a $17.0 million principal amount Term Loan to Unique Fabricating, NA, Inc., and a $15.0 million principal amount Term Loan to Unique-Intasco Canada. These borrowings were used to finance the acquisition of Intasco and to repay the Company’s existing senior credit facility, which was terminated.
2016 Outlook
As previously announced, for the base business, management expects:

•	Full year 2016 revenue of $160 million to $163 million

•	Full year 2016 adjusted diluted earnings per share of $0.84 to $0.87

•	Full year 2016 adjusted EBITDA of $18.0 million to $18.5 million

This outlook has not been updated following the Intasco acquisition which closed on April 29, 2016. As previously announced, Intasco generated approximately $17.8 million in revenues, with net income of approximately $2.6 million and EBITDA of approximately $3.6 million, based on unaudited financial results for the 12 month period ended January 31, 2016.

The Company expects to provide an update on their 2016 outlook to reflect this acquisition when a full financial review has been completed.
Declaration of Dividends
Unique's Board of Directors approved payment of a quarterly cash dividend of $0.15 per share on May 12, 2016. The dividend will be paid on June 7, 2016 to stockholders of record as of the close of business on May 31, 2016.
Quarterly Results Conference Call
Unique will host a conference call and live webcast to discuss these results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-888-510-1765 (toll-free) or 1-719-457-2661 and reference conference ID 8211064. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12:00PM ET on May 12, 2016 until 11:59PM ET on May 19, 2016 by dialing 1-877-870-5176 (United States) or 1-858-384-5517 (international) and using the pin number 8211064.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, fusion molding, and RIM injection molding of polyuerethane to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2016 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, EBITDA, and earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K, for the year ended January 3, 2016 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Annual Report on Form 10-K, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.
About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, non-recurring integration expense, non-cash stock awards, transaction fees related to our acquisitions, and restructuring expenses. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments.

Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com
Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (Unaudited)

	Thirteen Weeks Ended April 3, 2016	Twelve Weeks Ended March 29, 2015
Net sales	$39,982,504	$32,430,507
Cost of sales	30,382,558	24,506,645
Gross profit	9,599,946	7,923,862
Selling, general, and administrative expenses	6,554,601	5,243,437
Restructuring expenses	35,054	—
Operating income	3,010,291	2,680,425
Non-operating income (expense)
Other income	49	7,294
Interest expense	(341,122)	(859,354)
Total non-operating expense	(341,073)	(852,060)
Income – before income taxes	2,669,218	1,828,365
Income tax expense	835,567	635,629
Net income	$1,833,651	$1,192,736
Net income per share
Basic	$0.19	$0.18
Diluted	$0.19	$0.17

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets

	(Unaudited)
	April 3, 2016	January 3, 2016
Assets
Current assets
Cash and cash equivalents	$1,449,494	$726,898
Accounts receivable – net	25,851,332	20,480,186
Inventory – net	13,807,396	14,585,611
Prepaid expenses and other current assets:
Prepaid expenses and other	1,393,465	1,494,697
Refundable taxes	—	55,477
Deferred tax asset	—	1,063,721
Assets held for sale	2,033,327	2,033,327
Total current assets	44,535,014	40,439,917
Property, plant, and equipment – net	18,985,893	18,761,178
Goodwill	19,213,958	19,213,958
Intangible assets	19,434,212	20,139,213
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	124,958	120,742
Total assets	$103,348,155	$99,729,128
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,955,977	$11,430,662
Current maturities of long-term debt	2,644,310	2,519,069
Income taxes payable	643,242	—
Accrued compensation	2,143,613	2,283,833
Other accrued liabilities	827,487	1,159,028
Other liabilities	44,359	—
Total current liabilities	19,258,988	17,392,592
Long-term debt – net of current portion	13,152,393	13,906,993
Line of credit	17,695,240	14,595,093
Other long-term liabilities
Deferred tax liability	4,695,628	5,774,452
Other liabilities	—	46,874
Total liabilities	54,802,249	51,716,004
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,626,431 and 9,591,860 issued and outstanding at April 3, 2016 and January 3, 2016, respectively	9,627	9,592
Additional paid-in-capital	44,495,238	44,352,188
Retained earnings	4,041,041	3,651,344
Total stockholders’ equity	48,545,906	48,013,124
Total liabilities and stockholders’ equity	$103,348,155	$99,729,128

UNIQUE FABRICATING, INC.
Consolidated Statements of Cash Flows

	Thirteen Weeks Ended April 3, 2016	Twelve Weeks Ended March 29, 2015
Cash flows from operating activities
Net income	$1,833,651	$1,192,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,132,356	847,040
Amortization of debt issuance costs	24,780	74,270
Loss on sale of assets	3,067	8,333
Bad debt expense	31,837	34,219
(Gain) loss on derivative instrument	(2,515)	18,560
Stock option expense	39,098	5,908
Excess tax benefits from stock based compensation	(34,900)	—
Deferred income taxes	(15,103)	225,778
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(5,402,983)	(2,251,575)
Inventory	778,215	(346,050)
Prepaid expenses and other assets	152,493	45,510
Accounts payable	741,232	1,262,869
Accrued and other liabilities	171,481	13,462
Net cash (used in) provided by operating activities	(547,291)	1,131,060
Cash flows from investing activities
Purchases of property and equipment	(655,136)	(1,150,048)
Proceeds from sale of property and equipment	—	500
Net cash used in investing activities	(655,136)	(1,149,548)
Cash flows from financing activities
Net change in bank overdraft	784,082	285,380
Payments on debt and in-kind interest	(629,678)	(4,458)
Proceeds from revolving credit facilities	3,075,686	398,970
Expenses of in process equity offering	—	(371)
Post acquisition payments for Unique Fabricating	—	(755,018)
Proceeds from exercise of stock options and warrants	103,987	—
Excess tax benefits from stock based compensation	34,900	—
Distribution of cash dividends	(1,443,954)	—
Net cash provided by (used in) financing activities	1,925,023	(75,497)
Net decrease in cash and cash equivalents	722,596	(93,985)
Cash and cash equivalents – Beginning of period	726,898	756,044
Cash and cash Equivalents – end of period	$1,449,494	$662,059
Supplemental disclosure of cash flow Information – cash paid for
Interest	$318,483	$438,420
Income taxes	$75,965	$188,000
Supplemental disclosure of cash flow Information – non cash investing and financing activities for
Accretion on redeemable common stock	$—	$754,816

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended April 3, 2016	Twelve Weeks Ended March 29, 2015
GAAP Net income	$1,833,651	$1,192,736
Plus: Interest expense, net	359,086	859,354
Plus: Income tax expense	835,567	635,629
Plus: Depreciation and amortization	1,132,356	847,070
Plus: Non-cash stock award	39,099	5,908
Plus: Non-recurring integration expenses	12,486	—
Plus: Transaction fees	185,375	—
Plus: Restructuring expenses	35,054	—
Adjusted EBITDA	$4,432,674	$3,540,697

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended April 3, 2016	Twelve Weeks Ended March 29, 2015
GAAP Net income	$1,833,651	$1,192,736
Plus: Non-cash stock award	39,099	5,908
Plus: Non-recurring integration expenses	12,486	—
Plus: Transaction fees	185,375	—
Plus: Restructuring expenses	35,054	—
Less: Tax impact	(85,151)	(2,054)
Adjusted Net income	$2,020,514	$1,196,590

Diluted weighted average shares outstanding	9,833,049	7,006,590
Net income per share
Diluted - GAAP	$0.19	$0.17
Diluted - Adjusted	$0.21	$0.17

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

	Thirteen Weeks Ended April 3, 2016	Twelve Weeks Ended March 29, 2015
Non-cash purchase accounting impacts
Customer relationships amortization	$605,175	$438,308
Trade name amortization	55,664	51,382
Non-compete amortization	44,162	41,631
Less: Tax impact	(220,694)	(184,714)
Net income effect	$484,307	$346,607

Net income per share impact
GAAP - Basic	$0.05	$0.05
GAAP - Diluted	$0.05	$0.05